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                               UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report:                 June 13, 1995

                        Commission File Number 1-8241
                                  _________



                             PRESIDIO OIL COMPANY
            (Exact name of registrant as specified in its charter)


    DELAWARE                                                   95-3049484
(State or other jurisdiction of                             (I.R.S.Employer
incorporation or organization)                            Identification No.)



                         5613 DTC PARKWAY, SUITE 750
                        ENGLEWOOD, COLORADO 80111-3065
                  (Address of principal executive offices)
                                 (Zip Code)


                                (303) 773-0100
             (Registrant's telephone number, including area code)



                                Not Applicable
             (Former name, former address and former fiscal year,
                         if changed since last report)

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Item 5.    Other Events

As previously disclosed, the revenues and operating cash flows of Presidio Oil Company (the "Company") declined significantly in 1994 and early 1995, resulting in substantial uncertainties regarding the Company's ability to continue as a going concern in its current financial structure and regarding its ability to service its debt. Because of its deteriorating financial condition, on May 15, 1995, the Company did not pay the $3.317 million in interest that became due on that date on its Senior Gas Indexed Notes Due 2002 (the "Senior GINs"). Although the indenture ( the "Senior GIN Indenture") governing the Senior GINs provides a 30-day grace period in which the Company may cure payment defaults before an "Event of Default" is declared thereunder, the Company did not make such interest payment on or before June 14, 1995, and thus an Event of Default under the Senior GIN Indenture has occurred and is continuing. In addition, on June 15, 1995, the Company did not pay the $2.156 million of interest that became due on that date on its 11.5% Senior Secured Notes Due 2000 (the "Senior Secured Notes"). The Company does not currently anticipate that it will make such interest payment on or before the July 14, 1995 expiration of the 30-day grace period provided in the indenture governing the Senior Secured Notes (the "Senior Secured Note Indenture"), and thus expects an Event of Default under the Senior Secured Note Indenture to occur at that time. Moreover, to cure a previously disclosed collateral deficiency, the Senior Secured Note Indenture requires the Company to offer to purchase at par approximately $7.3 million of Senior Secured Notes prior to June 22, 1995. The Company does not anticipate making such offer.
The failure to make such offer will result in a Default under the Senior Secured Note Indenture, which Default the Company expects will become an Event of Default after the 30-day grace period provided in the Senior Secured Note Indenture expires on July 22, 1995.

Although the Company is currently making all payments due on its bank debt, the Events of Default described above have caused an Event of Default under the Company's bank credit agreement and could result in a number of adverse consequences to the Company, which are described under "Ability to Service Debt" in the Company's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1995 (the "First Quarter 10-Q"). The Company, however, is continuing discussions with respect to a restructuring ("Restructuring") of the Senior Secured Notes, the Senior GINs and its 9% Convertible Subordinated Debentures Due 2015 with a number of institutional holders of such securities and with its bank lenders. A Restructuring is intended to eliminate the Company's cash flow deficit and thereby improve its financial condition. Although the Company has retained financial advisors to assist with a Restructuring, no assurance can be given (i) that the Company will be able to successfully conclude any of the arrangements being considered as part of a Restructuring, or (ii) as to the level or value of the equity interest in the Company that would be retained by its existing shareholders in the event of a successful Restructuring. If the Company is unable to successfully complete a Restructuring, it is likely that Events of Default under the Company's indebtedness such as those described above will have the adverse consequences described under "Ability to Service Debt" in the First Quarter 10-Q.

Item 7.     Financial Statements and Exhibits

(c)         Exhibits

20.1 The Company's press release dated June 13, 1995, announcing the interest rate for the period August 15, 1995 to November 14, 1995 on its Senior Subordinated Gas Indexed Notes Due 1999 and Senior Gas Indexed Notes Due 2002 to be 13.250%.

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                                 SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               PRESIDIO OIL COMPANY
                                               ------------------------
                                               Registrant



DATE:   June 15, 1995                          /s/ Charles E. Brammeier
      -----------------                        ------------------------
                                               Charles E. Brammeier
                                               Controller
                                               (Principal Accounting Officer)
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